Schedule A

Nuveen Open-End Funds

Dated as of: May 04, 2012

All-American Municipal Bond Fund*

Arizona Municipal Bond Fund*

California High Yield Municipal Bond Fund*

California Municipal Bond Fund*

Colorado Municipal Bond Fund*

Connecticut Municipal Bond Fund*

Enhanced Multi-Strategy Income Managed Accounts Portfolio*

Georgia Municipal Bond Fund*

High Yield Municipal Bond Fund*

Inflation Protected Municipal Bond Fund*

Intelligent Risk Conservative Allocation Fund*

Intelligent Risk Moderate Allocation Fund*

Intelligent Risk Growth Allocation Fund*

Intermediate Duration Municipal Bond Fund*

Kansas Municipal Bond Fund*

Kentucky Municipal Bond Fund*

Limited Term Municipal Bond Fund*

Louisiana Municipal Bond Fund*

Maryland Municipal Bond Fund*

Massachusetts Municipal Bond Fund*

Michigan Municipal Bond Fund*

Missouri Municipal Bond Fund*

Multi-Manager Large-Cap Value Fund*

Municipal Total Return Managed Accounts Portfolio*

New Jersey Municipal Bond Fund*

New Mexico Municipal Bond Fund*

New York Municipal Bond Fund*

North Carolina Municipal Bond Fund*

NWQ Equity Income Fund*

NWQ Large-Cap Value Fund*

NWQ Multi-Cap Value Fund*

NWQ Flexible Income Fund*

NWQ Small/Mid-Cap Value Fund*

NWQ Small-Cap Value Fund*

Ohio Municipal Bond Fund*

Pennsylvania Municipal Bond Fund*

Preferred Securities Fund*

Santa Barbara Dividend Growth Fund*

Santa Barbara Global Growth Fund*

Santa Barbara Growth Fund*

Santa Barbara International Growth Fund*

Santa Barbara Long/Short Equity Fund*

Schedule A

Nuveen Open-End Funds

(continued)

Symphony Credit Opportunities Fund*

Symphony Floating Rate Income Fund*

Symphony International Equity Fund*

Symphony Large-Cap Growth Fund*

Symphony Large-Cap Value Fund*

Symphony Mid-Cap Core Fund*

Symphony Optimized Alpha Fund*

Symphony Small-Mid Cap Core Fund*

Tennessee Municipal Bond Fund*

Tradewinds Emerging Markets Fund*

Tradewinds Global All-Cap Fund*

Tradewinds Global All-Cap Plus Fund*

Tradewinds Global Resources Fund*

Tradewinds International Value Fund*

Tradewinds Japan Fund*

Tradewinds Small-Cap Opportunities Fund*

Tradewinds Value Opportunities Fund*

Virginia Municipal Bond Fund*

Winslow Large Cap Growth*

Wisconsin Municipal Bond Fund*

*	Massachusetts Business Trust

FUND		STATE STREET BANK
AND TRUST COMPANY

By:	/s/ Tina M. Lazar	By:	/s/ Michael Rogers
Name:	Tina M. Lazar	Name:	Michael Rogers
Title:	Senior Vice President	Title:	Executive Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A